UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported)        JANUARY 16, 2008

Salton, Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
0-195557	36-3777824
(Commission File Number)	(I.R.S. Employer Identification No.)

3633 Flamingo Road, Miramar, Florida	33027
(Address of principal executive offices)	(Zip Code)

(954) 883-1000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

In connection with his resignation (as discussed below), Salton, Inc. (the “Company”) entered into a separation agreement (“Separation Agreement”) with William Lutz on January 16, 2008 (the “Resignation Date”) that will become effective on January 24, 2008 (the “Effective Date”). Pursuant to the Separation Agreement, Mr. Lutz’s employment agreement was terminated and the Company agreed to pay him $501,000, (which is the equivalent to (18) months base salary), on the sixth month anniversary of the Effective Date. In addition, during a period of (18) months following the Resignation Date, Mr. Lutz will receive continued medical benefits. The Separation Agreement also contains release of claims in favor of the Company and restrictive covenants relating to a confidentiality provision.

The foregoing is only a summary of certain terms of the Separation Agreement, a copy of which is attached as Exhibit 99.1 to this report and is incorporated by reference herein.

ITEM 1.02.	Termination of a Material Definitive Agreement.

Pursuant to the Separation Agreement described above, the employment agreement dated December 10, 2005, as amended September 4, 2007, between the Company and Mr. Lutz was terminated.

ITEM 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) As previously reported on a Form 8-K filed by the Company on December 31, 2007, on December 28, 2007 the Company completed its acquisition of APN Holding Company, Inc.(“APN”). As a result, Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Partners Special Situations Fund, L.P., which were the sole stockholders of APN, became the controlling stockholders of the Company, owning approximately 92% of the outstanding shares of the Company’s common stock. In connection with the acquisition described above, Mr. Terry L. Polistina was appointed as Chief Executive Officer of the Company. On January 16, 2008 Mr. Lutz voluntarily resigned from all offices and titles he has held with the Company.

ITEM 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.
EXHIBIT NO.	DESCRIPTION
99.1	Separation Agreement and General Release dated
January 16, 2008 between Salton, Inc. and William Lutz

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 23, 2008

SALTON, INC.
By:	/s/ Lisa R. Carstarphen
Name: Lisa R. Carstarphen Title: Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

EXHIBIT

NUMBER	DESCRIPTION

99.1	Separation Agreement and General Release dated January 16, 2008 between
Salton, Inc. and William Lutz